The Prudential Series Fund, Inc.
For the fiscal period ended 12/31/08
File number 811-03623

                                 SUB-ITEM 77D
                  Policies With Respect to Security Investment


THE PRUDENTIAL SERIES FUND

Supplement dated August 22, 2008 to the Prospectus dated May 1, 2008

This supplement sets forth certain changes to the Prospectus of The Prudential Series Fund (the "Fund") dated May 1, 2008 with respect to the indicated Portfolios of the Fund. The Portfolios discussed in this supplement may not be available under your variable contract. For more information about the Portfolios available under your contract, please refer to your contract prospectus. The following should be read in conjunction with the Fund's Prospectus and should be retained for future reference.

I. Addition of Quantitative Management Associates LLC, Jennison Associates LLC, and Prudential Investment Management, Inc. as subadvisers to SP Aggressive Growth Asset Allocation Portfolio, SP Growth Asset Allocation Portfolio, SP Balanced Asset Allocation Portfolio, SP Conservative Asset Allocation Portfolio (collectively, the "SP Asset Allocation Portfolios"), Diversified Conservative Growth Portfolio, and Global Portfolio.

Shareholders recently approved a new subadvisory agreement among Prudential Investments LLC ("PI," or the "Manager") and each of Quantitative Management Associates LLC ("QMA"),
Prudential Investment Management, Inc. ("PIM"), and
Jennison Associates LLC ("Jennison") (each, a "Subadviser," and collectively, the "Subadvisers") for each of the above-referenced Portfolios (the "Subadvisory Agreement").

Under the Subadvisory Agreement, each of QMA, Jennison and
PIM may provide "Additional Services" and/or "Management
Services" to any of the Portfolios. Additional Services allow PI to: (i) receive investment advice, asset allocation advice, and research services from one or more of the Subadvisers with respect to a Portfolio. Management
Services allow PI to grant investment management authority for all or a portion of a Portfolio's assets to one or more of the Subadvisers

Although QMA, Jennison and PIM have been appointed to serve as subadvisers to each Portfolio, the Manager currently utilizes only QMA as a subadviser. QMA provides Additional
Services relating to the underlying asset allocations of each Portfolio. The Manager has no current plans or intention to utilize QMA to provide Management Services to any of the Portfolios. The Manager has no current intention to utilize Jennison or PIM to provide any Additional
Services or Management Services to the Portfolios (with the exception of the Management Services that Jennison and PIM already provide to the Diversified Conservative Growth
Portfolio.

Depending on future circumstances and other factors, however, the Manager, in its discretion, and subject to further approval by the Board, may in the future elect to utilize QMA, Jennison or PIM to provide Additional Services or Management services to any or all of the Portfolios, consistent with the terms of the Subadvisory Agreement.

To reflect this change, the following modifications are made to the Fund's Prospectus:

1. The section entitled Risk/Return Summary- Investment
Objectives and Principal Strategies-SP Asset Allocation
Portfolios is hereby deleted and replaced with the following:


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SP Asset Allocation Portfolios

SP Aggressive Growth Asset Allocation Portfolio
SP Balanced Asset Allocation Portfolio
SP Conservative Asset Allocation Portfolio
SP Growth Asset Allocation Portfolio

Investment Objectives: The investment objective of each SP Asset Allocation Portfolio is to obtain the highest potential total return consistent with the specified level of risk tolerance. The definition of risk tolerance is not a fundamental policy and, therefore, can be changed by the Fund's Board of Trustees at any time.

The SP Asset Allocation Portfolios are "funds of funds." That means that each SP Asset Allocation
Portfolio invests primarily in one or more mutual funds as described below. Other mutual funds in which in which an SP Asset Allocation Portfolio may invest are collectively referred to as the "Underlying
Portfolios." Consistent with the investment objectives and policies of the SP Asset Allocation Portfolios, other mutual funds may from time to time may be added to, or removed from, the list of Underlying Portfolios that may be used in connection with the SP Asset
Allocation Portfolios. Currently, the only Underlying
Portfolios in which the SP Asset Allocation Portfolios are authorized to invest are other Portfolios of the Fund, the AST Marsico Capital Growth Portfolio of
Advanced Series Trust ("AST"), the AST International
Value Portfolio, the AST Global Real Estate Portfolio, the AST Western Asset Core Plus Bond Portfolio, the
AST Large-Cap Value Portfolio, the AST Small-Cap
Growth Portfolio and certain money market funds advised by the Manager or its affiliates.

Each portfolio is subadvised by Quantitative
Management Associates ("QMA"), Prudential Investment
Management ("PIM"), and Jennison Associates
("Jennison"). Although QMA, PIM, and Jennison are
Subadvisers to each Portfolio, as of the printing of this Prospectus only QMA serves as Subadviser to each Portfolio. Utilizing the Management Services of
Jennison or PIM would require approval from the Fund's
Board of Trustees. QMA provides the Portfolios and Prudential Investments LLC (PI) with investment advisory services relating to the underlying asset allocations of each Portfolio and the investments of each Portfolio.

The SP Asset Allocation Portfolios actively allocate their respective assets by investing in combinations of Underlying Portfolios. Each SP Asset Allocation
Portfolio intends its strategy of investing in combinations of Underlying Portfolios to result in investment diversification that an investor could otherwise achieve only by holding numerous investments. SP Asset Allocation Portfolio assets are expected to be invested in several Underlying
Portfolios at any time. Each SP Asset Allocation
Portfolio has a distinctive risk/return balance.
Certain SP Asset Allocation Portfolios will be focused more heavily on Underlying Portfolios that invest primarily in equity securities while other SP Asset
Allocation Portfolios will be focused more heavily on Underlying Portfolios that invest primarily in debt securities/money market instruments as set forth below.


PSFSUP1





The Manager and/or Subadviser(s) may, at any time, change an SP Asset Allocation Portfolio's allocation of assets among Underlying Portfolios based on its assessment of macroeconomic, market, financial, security valuation, and other factors. The Manager and/or Subadviser(s) also may rebalance an SP Asset
Allocation Portfolio's investments to cause such investments to match the Underlying Portfolio allocation at any time.

The SP Asset Allocation Portfolios are not limited to investing exclusively in shares of the Underlying
Portfolios. Each SP Asset Allocation Portfolio is now permitted under current law to invest in "securities" as defined under the Investment Company Act of 1940, including shares of common or preferred stock, warrants, security futures, notes, bonds, debentures, or any put, call, straddle, option, or privilege on any security or on any group or index of securities.

The performance of each SP Asset Allocation Portfolio depends on how its assets are allocated and reallocated between the Underlying Portfolios. A principal risk of investing in each SP Asset
Allocation Portfolio is that the Manager will make less than optimal decisions regarding allocation of assets in the Underlying Portfolios. Because each of the SP Asset Allocation Portfolios generally invests all of its assets in Underlying Portfolios, the risks associated with each SP Asset Allocation Portfolio are closely related to the risks associated with the securities and other investments held by the Underlying Portfolios. The ability of each SP Asset
Allocation Portfolio to achieve its investment objective will depend on the ability of the Underlying
Portfolios to achieve their investment objectives. For more information on the Underlying Portfolios, please refer to their investment summaries included in this Prospectus.

Investors should choose an SP Asset Allocation
Portfolio by determining which risk tolerance level most closely corresponds to their individual planning needs, objectives and comfort based on the information below. While each SP Asset Allocation Portfolio will try to achieve its objective, we can't guarantee success and it is possible that you could lose money.

2. The section entitled More Detailed Information on How the Portfolios Invest-Investment Objectives and Policies-SP
Asset Allocation Portfolios , is hereby deleted and replaced with the following:

SP Asset Allocation Portfolios


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SP Aggressive Growth Asset Allocation Portfolio
SP Balanced Asset Allocation Portfolio
SP Conservative Asset Allocation Portfolio
SP Growth Asset Allocation Portfolio

There are four SP Asset Allocation Portfolios. The investment objective of each SP Asset Allocation
Portfolio is to obtain the highest potential total return consistent with the specified level of risk tolerance. The definition of risk tolerance level is not a fundamental policy and, therefore, can be changed by the Fund's Board of Trustees at any time.

Investors should choose an SP Asset Allocation
Portfolio by determining which risk tolerance level most closely corresponds to their individual planning needs, objectives and comfort based on the information below. While each SP Asset Allocation Portfolio will try to achieve its objective, we can't guarantee success, and it is possible that you could lose money.
The SP Asset Allocation Portfolios are designed for:


..
the investor who wants to maximize total return potential, but lacks the time, or expertise to do so effectively;

..
the investor who does not want to watch the financial markets in order to make periodic exchanges among Portfolios; and/or

..
the investor who wants to take advantage of the risk management features of an asset allocation program.

Each SP Asset Allocation Portfolios is a "fund of funds." That means that each SP Asset Allocation
Portfolio invests primarily in one or more mutual funds as described below. Other mutual funds in which in which an SP Asset Allocation Portfolio may invest are collectively referred to as the "Underlying
Portfolios." Consistent with the investment objectives and policies of the SP Asset Allocation Portfolios, other mutual funds may from time to time may be added to, or removed from, the list of Underlying Portfolios that may be used in connection with the SP Asset
Allocation Portfolios. Currently, the only Underlying
Portfolios in which the SP Asset Allocation Portfolios are authorized to invest are other Portfolios of the Fund, the AST Marsico Capital Growth Portfolio of
Advanced Series Trust ("AST"), the AST International
Value Portfolio, the AST Global Real Estate Portfolio, the AST Western Asset Core Plus Bond Portfolio, the
AST Large-Cap Value Portfolio, the AST Small-Cap
Growth Portfolio and certain money market funds advised by the Manager or its affiliates. AST is an open-end management investment company co-managed by the Manager and its affiliate, AST Investment
Services, Inc. under a manager-of-managers approach.

The SP Asset Allocation Portfolios actively allocate their respective assets by investing in combinations of Underlying Portfolios. Each SP Asset Allocation
Portfolio intends its strategy of investing in combinations of Underlying Portfolios to result in investment diversification that an investor could otherwise achieve only by holding numerous investments. SP Asset Allocation Portfolio assets are expected to be invested in several Underlying
Portfolios at any time.

Each SP Asset Allocation Portfolio has a distinctive risk/return balance. Certain SP Asset Allocation
Portfolios will be focused more heavily on Underlying


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Portfolios that invest primarily in equity securities while other SP Asset Allocation Portfolios will be focused more heavily on Underlying Portfolios that invest primarily in debt securities/money market instruments as set forth below:


The Manager and/or Subadviser(s) may, at any time, change an SP Asset Allocation Portfolio's allocation of assets among Underlying Portfolios based on its assessment of macroeconomic, market, financial, security valuation, and other factors. The Manager and/or Subadviser(s) also may rebalance an SP Asset
Allocation Portfolio's investments to cause such investments to match the Underlying Portfolio allocation at any time.

The SP Asset Allocation Portfolios are not limited to investing exclusively in shares of the Underlying
Portfolios. Each SP Asset Allocation Portfolio is now permitted under current law to invest in "securities" as defined under the Investment Company Act of 1940.
For these purposes, the term "securities" includes, without limitation, shares of common or preferred stock, warrants, security futures, notes, bonds, debentures, any put, call, straddle, option, or privilege on any security or on any group or index of securities, or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to a foreign currency.

Up to 100% of an SP Asset Allocation Portfolio's assets may be invested temporarily in cash or cash equivalents and such Portfolio may otherwise deviate from its customary investment strategies in response to extraordinary adverse political, economic, financial, or stock market events. Temporary investments may include U.S. or foreign government obligations, commercial paper, bank obligations, and repurchase agreements. While an SP Asset Allocation
Portfolio is in a defensive position, the opportunity to achieve its investment objective of total return will be limited. Shares of the Underlying Portfolios may be sold for a variety of reasons, such as to effect a change in Underlying Portfolio allocations, to secure gains or limit losses, or to re-deploy assets to more promising opportunities.

The performance of each SP Asset Allocation Portfolio depends on how its assets are allocated and reallocated between the Underlying Portfolios. A principal risk of investing in each SP Asset
Allocation Portfolio is that the Manager will make less than optimal decisions regarding allocation of assets in the Underlying Portfolios. Because each of the SP Asset Allocation Portfolios generally invests all of its assets in Underlying Portfolios, the risks associated with each SP Asset Allocation Portfolio are closely related to the risks associated with the securities and other investments held by the Underlying Portfolios. The ability of each SP


PSFSUP1


Asset Allocation Portfolio to achieve its investment objective will depend on the ability of the Underlying Portfolios to achieve their investment objectives. In addition, the officers and Trustees of the Fund also presently have responsibilities with respect to AST, the SP Asset Allocation Portfolios, and all of the Underlying Portfolios. Therefore conflicts may arise as those persons fulfill their responsibilities to the Fund, AST, the SP Asset Allocation Portfolios, and the Underlying Portfolios.

For more information on the Underlying Portfolios other than AST Marsico Capital Growth Portfolio, AST
International Value Portfolio, AST Global Real Estate
Portfolio, AST Western Asset Core Plus Bond Portfolio,
AST Large-Cap Value Portfolio and AST Small-Cap Growth
Portfolio, please refer to their investment summaries included in this Prospectus. The investment objectives and policies of the AST International Value Portfolio are substantially similar to the investment objectives and policies of the SP International Value Portfolio.
For more information on the AST Marsico Capital Growth
Portfolio, AST Global Real Estate Portfolio, AST
Western Asset Core Plus Bond Portfolio, AST Large-Cap
Value Portfolio, and AST Small-Cap Growth Portfolio, please see below.
AST Marsico Capital Growth Portfolio. The investment objective of AST Marsico Capital Growth Portfolio is capital growth. AST Marsico Capital Growth Portfolio invests primarily in the common stocks of large companies (typically companies that have a market capitalization in the range of $4 billion or more) that are selected for their growth potential. The
Portfolio will normally hold a core position of between 35 and 50 common stocks. The Portfolio may hold a limited number of additional common stocks at times such as when the portfolio manager is accumulating new positions, phasing out and replacing existing positions, or responding to exceptional market conditions. In selecting investments for the Portfolio, the subadviser uses an approach that combines "top-down" macroeconomic analysis with
"bottom-up" stock selection. The Portfolio's core investments generally are comprised of well-known, established growth companies. However, the Portfolio also may typically include more aggressive growth companies, and companies undergoing significant changes: e.g., the introduction of a new product line, the appointment of a new management team, or an acquisition. As a result, the Portfolio may invest in certain companies for relatively short periods of time. Such short-term activity may cause the Portfolio to incur higher transaction costs (which may adversely affect the Portfolio's performance) and may increase taxable distributions for shareholders.

AST Global Real Estate Portfolio. The investment objective of the AST Global Real Estate Portfolio is to seek capital appreciation and income. In pursuing its investment objective, the Portfolio will normally invest at least 80% of its investable assets (net assets plus any borrowings made for investment purposes) in equity-related securities of real estate companies. This means that the will concentrate its investments in companies that derive at least 50% of their revenues from the ownership, construction, financing, management or sale of commercial, industrial or residential real estate or companies that have at least 50% of their assets in these types of real estate-related areas.


PSFSUP1


The Portfolio will invest in equity-related securities of real estate companies on a global basis, which means that the companies may be U.S. companies or foreign companies. There is no limit on the amount of Portfolio assets that may be invested in the securities of foreign companies.

The Global Real Estate Portfolio anticipates that its investments in equity-related securities of real estate companies will be primarily in publicly-traded real estate investment trusts (REITs). The Portfolio may invest up to 15% of its net assets in ownership interests in commercial real estate through investments in private real-estate. The Portfolio will execute its strategy of acquiring ownership interests in commercial real estate through investments in, for example, single member limited liability companies where the Portfolio is the sole member, joint ventures, other equity-linked investments, and mezzanine debt. Investments may include niche property types, such as self storage, medical office, life sciences buildings and small hotels, or may include properties that require development, re-development or other management expertise to create or enhance value.
Private real estate-related investments are treated as illiquid investments because they may require a substantial length of time to be sold. As illiquid investments, they may be sold at a substantial discount from comparable investments that are liquid.

Under normal circumstances, the Portfolio may invest up to 20% of its investable assets in securities of issuers not in the real estate industry. These include equity-related securities (i.e., securities that may be converted into or exchanged for common stock or the cash value of common stock, known as convertible securities, discussed below), fixed income securities, U.S. Government securities and money market instruments. AST Western Asset Core Plus Bond
Portfolio. The investment objective of the AST Western
Asset Core Plus Bond Portfolio of Advanced Series
Trust (the Core Plus Bond Portfolio) is to maximize total return, consistent with prudent investment management and liquidity needs, by investing to obtain the average duration specified for the Core Plus Bond
Portfolio. No assurance can be given that the Core
Plus Bond Portfolio will achieve its investment objective.

Western Asset Management Company (Western Asset) and
Western Asset Management Company Limited (WAML) serve as the Subadvisors for the Core Plus Bond Portfolio.

The Core Plus Bond Portfolio invests in a portfolio of fixed-income securities of various maturities and, under normal market conditions, will invest at least
80% of its net assets in debt and fixed-income securities. To achieve its investment objective, the Core Plus Bond Portfolio may invest in a variety of securities and instruments, including: (1) U.S.
Government Obligations; (2) corporate obligations
("corporate obligations" include, without limitation, preferred stock, convertible securities, zero coupon securities and pay-in-kind securities); (3) inflation-indexed securities; (4) mortgage- and other asset-backed securities; (5) obligations of non-U.S.
issuers, including obligations of non-U.S.
governments, international agencies or supranational organizations; (6) fixed-income securities of non-governmental U.S. or non-U.S. issuers; (7)taxable municipal obligations; (8) variable and floating rate debt securities; (9) commercial paper and other


PSFSUP1


short-term investments; (10) certificates of deposit, time deposits, and bankers' acceptances; (11) loan participations and assignments; (12) structured notes; and (13) repurchase agreements.

Duration refers to the range within which the average modified duration of the Core Plus Bond Portfolio is expected to fluctuate. Modified duration measures the expected sensitivity of market price to changes in interest rates, taking into account the effects of structural complexities (for example, some bonds can be prepaid by the issuer). The target average modified duration of the Core Plus Bond Portfolio is expected to range within 30% of the duration of the domestic bond market as a whole (normally three to six years, although this may vary). Therefore, the range within which the average modified duration of the Core Plus
Bond Portfolio is expected to fluctuate is generally
2.5 to 7 years. The Core Plus Bond Portfolio's average modified duration may fall outside of its expected average modified duration range due to market movements. If this happens, Western Asset and WAML will take action to bring the Core Plus Bond
Portfolio's average modified duration back within the Portfolio's expected average modified duration range within a reasonable period of time.

The Core Plus Bond Portfolio may invest up to 15% of its net assets in debt securities that are rated, at the time of purchase, below investment grade, but at least B-/B3, or if unrated, are determined by Western
Asset or WAML to be of comparable quality. For purposes of the foregoing credit quality policy, the Core Plus Bond Portfolio will consider a security to be rated below investment grade if it is not rated
Baa/BBB or above by at least one nationally recognized rating agency (or, if unrated, is determined by Western Asset or WAML to be of comparable quality).
Securities rated below investment grade are commonly known as "junk bonds" or "high-yield securities." The
Core Plus Bond Portfolio also may invest: (i) up to 25% of its total assets in the securities of foreign issuers, including emerging markets issuers, and (ii) up to 20% of its total assets in non-U.S. dollar denominated securities. AST Large-Cap Value Portfolio.
The investment objective of the AST Large-Cap Value
Portfolio is to seek current income and long-term growth of income, as well as capital appreciation. The
Portfolio has a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its net assets in large capitalization companies.
Large capitalization companies are generally those that have market capitalizations, at the time of purchase, within the market capitalization range of the Russell 1000(r) Value Index. The 80% requirement applies at the time the Portfolio invests its assets.
Some of these securities may be acquired in initial public offerings (IPOs). In addition to these principal investments, the Portfolio may invest up to 20% of its total assets in foreign securities.

AST Small-Cap GrowthPortfolio. The investment objective of the AST Small-Cap Growth Portfolio is long-term capital growth. The Portfolio has a non-fundamental policy to invest, under normal circumstances, at least 80% of the value of its assets in small capitalization companies. The 80% investment requirement applies at the time the Portfolio invests its assets. The Portfolio normally pursues its objective by investing primarily in the common stocks of small-capitalization companies. For purposes of the Portfolio, small-


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capitalization companies are generally those that have market capitalizations no larger than the largest capitalized company included in the Russell 2000(r) Growth Index at the time of the Portfolio's investment.
The size of the companies in the Russell 2000(r) Growth
Index and those on which the subadvisers intend to focus the Portfolio's investments will change with market conditions.

3. The section entitled Risk/Return Summary- Investment
Objectives and Principal Strategies-Diversified
Conservative Growth Portfolio is hereby deleted and replaced with the following:

Diversified Conservative Growth Portfolio

Investment Objective: current income and a reasonable level of capital appreciation.

We invest in a diversified portfolio of debt and equity securities. Up to 35% of the Portfolio's total assets may be invested in high-yield/high-risk debt securities, which are riskier than high-grade securities. The Portfolio may invest in foreign securities, including debt obligations of issuers in emerging markets. While we make every effort to achieve our objective, we can't guarantee success and it is possible that you could lose money.

PRINCIPAL RISKS:

.. asset-backed securities risk

.. company risk

.. credit risk

.. derivatives risk

.. foreign investment risk

.. high yield risk

.. hedging risk

.. inflation-indexed securities risk

.. interest rate risk

.. leveraging risk

.. liquidity risk

.. management risk

.. market risk

.. mortgage risk

.. portfolio turnover risk

.. prepayment risk

.. short sales risk

.. U.S. government and agency securities risk

.. Yankee obligations risk

The Portfolio is managed by Pacific Investment
Management Company LLC ("PIMCO"), Prudential
Investment Management, Inc.("PIM"), Jennison
Associates LLC ("Jennison"), Quantitative Management
Associates LLC


PSFSUP1

("QMA"), EARNEST Partners LLC ("EARNEST")and RS Investment
Management Co. LLC ("RS," each a "Subadviser," together "the
Subadvisers").

Each of QMA, Jennison and PIM may provide "Additional
Services" and/or "Management Services" to the Portfolio. Additional Services allow PI to: (i) receive investment advice, asset allocation advice, and research services from one or more of the Subadvisers with respect to the Portfolio. Management
Services allow PI to grant investment management authority for all or a portion of the Portfolio's assets to one or more of the Subadvisers

Although QMA, Jennison and PIM have been appointed to serve as subadvisers to the Portfolio, only QMA presently provides Additional Services to the Portfolio. The Manager has no current intention to utilize Jennison or PIM to provide any Additional
Services to the Portfolio. QMA, Jennison and PIM presently provide Management Services to the Portfolio.

Depending on future circumstances and other factors, however, the Manager, in its discretion, and subject to further approval by the Board, may in the future elect to utilize QMA, Jennison or PIM to provide
Additional Services and/or Management services to the Portfolio, as applicable.

4. The section entitled Risk/Return Summary- Investment
Objectives and Principal Strategies-Global Portfolio is hereby deleted and replaced with the following:

Global Portfolio

Investment Objective: long-term growth of capital.

The Portfolio invests primarily in common stocks (and their equivalents) of foreign and U.S. companies. Each subadviser for the Portfolio generally will use either a "growth" approach or a "value" approach in selecting either foreign or U.S. common stocks. The approximate asset allocations as of January 31, 2008, area of geographic focus, and primary investment style for each subadviser are set forth below.

GLOBAL PORTFOLIO: SUBADVISER ALLOCATIONS

                      APPROXIMATE  PRIMARY          INVESTMENT
                      ASSET        GEOGRAPHIC       STYLE
                      ALLOCATION   FOCUS & ASSET
                                   CLASS

William Blair          29%         Foreign Equity    Growth-oriented
LSV                    24%         Foreign Equity    Value-oriented
Marsico                27%         U.S. Equity       Growth-oriented
T. Rowe Price          20%         U.S. Equity       Value-oriented

In addition to the subadvisers listed above, each of Quantitative Management Associates LLC (QMA) Jennison
Associates LLC (Jennison) and Prudential Investment
Management, Inc. (PIM) may provide "Additional
Services" and/or "Management Services" to the Portfolio. Additional Services allow PI to: (i) receive investment advice, asset allocation advice, and research services from one or more of the Subadvisers with respect to the Portfolio. Management


PSFSUP1


Services allow PI to grant investment management authority for all or a portion of the Portfolio's assets to one or more of the Subadvisers

Although QMA, Jennison and PIM have been appointed to serve as subadvisers to the Portfolio, QMA presently provides only Additional Services to the Portfolio.
The Manager has no current plans or intention to utilize QMA to provide Management Services to the Portfolio. The Manager has no current intention to utilize Jennison or PIM to provide any Additional
Services to the Portfolio.

Depending on future circumstances and other factors, however, the Manager, in its discretion, and subject to further approval by the Board, may in the future elect to utilize QMA, Jennison or PIM to provide
Additional Services and/or Management services to the Portfolio, as applicable.

PRINCIPAL RISKS:

.. company risk

.. derivatives risk

.. foreign investment risk

.. growth stock risk

.. value stock risk

.. leveraging risk

.. management risk

.. market risk

.. currency risk


5. The section entitled More Detailed Information on How the Portfolios Invest-Investment Objectives and Policies-
Global Portfolio , is hereby deleted and replaced with the following:

Global Portfolio

The investment objective of this Portfolio is long-term growth of capital . While we make every effort to achieve our objective, we can't guarantee success, and it is possible that you could lose money.

The Portfolio invests primarily in common stocks (and their equivalents) of foreign and U.S. companies. Each subadviser for the Portfolio generally will use either a "growth" approach or a "value" approach in selecting either foreign or U.S. common stocks.

The approximate asset allocation as of January 31, 2008, area of geographic focus, and primary investment style for each subadviser are set forth below:


GLOBAL PORTFOLIO: SUBADVISER ALLOCATIONS

                      APPROXIMATE  PRIMARY          INVESTMENT
                      ASSET        GEOGRAPHIC       STYLE
                      ALLOCATION   FOCUS & ASSET
                                   CLASS

William Blair          29%         Foreign Equity    Growth-oriented
LSV                    24%         Foreign Equity    Value-oriented
Marsico                27%         U.S. Equity       Growth-oriented
T. Rowe Price          20%         U.S. Equity       Value-oriented



William Blair uses fundamental research to identify foreign companies with market capitalizations over $100 million that have above-average prospective growth, evidence of sustainability of future growth, above-average profitability and reinvestment of internal capital, and conservative capital structure.
LSV employs a proprietary model and other quantitative methods in an attempt to pick undervalued stocks with high near-term appreciation potential. Cash flow-to-price ratios, book-to-market ratios and certain past performance measures are some of the important variables reviewed by LSV in its investment process.
In selecting investments for the Portfolio, Marsico uses an approach that combines "top-down" macro-economic analysis with "bottom-up" stock selection.
The "top-down" approach may take into consideration macro-economic factors such as, without limitation, interest rates, inflation, demographics, the regulatory environment, and the global competitive landscape. In addition, Marsico may also examine other factors that may include, without limitation, the most attractive global investment opportunities, industry consolidation, and the sustainability of financial trends observed. As a result of the "top-down" analysis, Marsico seeks to identify sectors, industries and companies that may benefit from the overall trends Marsico has observed. Marsico then looks for individual companies or securities with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company or security may be a suitable investment, Marsico may focus on any of a number of different attributes that may include, without limitation, the company's specific market expertise or dominance; its franchise durability and pricing power;
solid fundamentals (e.g., a strong balance sheet, improving returns on equity, the ability to generate free cash flow, apparent use of conservative accounting standards, and transparent financial disclosure); strong and ethical management; commitment to shareholder interests; reasonable valuations in the context of projected growth rates; and other indications that a company or security may be an attractive investment prospect. This process is called
"bottom-up" stock selection. T. Rowe Price invests primarily in common stocks of large companies that appear to be undervalued, and in securities that are expected to produce dividend income. T. Rowe Price typically employs a "value" approach in selecting investments. T. Rowe Price's in-house research team seeks to identify companies that appear to be undervalued by various measures and may be temporarily out of favor but have good prospects for capital appreciation and dividend growth. The actual allocation to each subadviser may vary from the target allocation listed above. In selecting investments, T.
Rowe Price generally looks for one or more of the following: low price/earnings, price/book value, price/sales, or price/cash flow ratios relative to the S&P 500, the company's peers, or its own historic norm; low stock price relative to a company's underlying asset values; companies that may benefit from restructuring activity; and/or a sound balance sheet and other positive financial characteristics.
The Portfolio may change the target allocations.


PSFSUP1


This Portfolio is intended to provide investors with the opportunity to invest in companies located throughout the world. As set forth above, the Portfolio invests approximately 50% of its assets in the equity and equity-related securities of foreign companies and approximately 50% of its assets in the equity and equity-related securities of U.S. companies. Generally, the Portfolio invests in at least three countries, including the U.S., but may invest up to 35% of its assets in companies located in any one country. The 35% limitation does not apply to U.S investments. The Portfolio may invest in emerging markets securities. For these purposes, we do not consider American Depositary Receipts (ADRs) and similar receipts or shares traded in the U.S. markets as foreign securities.

The Portfolio may also pursue the following types of investment strategies and/or invest in the following types of securities:

.. Alternative investment strategies--including derivatives --to try to improve the Portfolio's returns, to protect its assets or for short-term cash management.

.. Purchase and sell options on equity securities, stock indexes and foreign currencies.

.. Purchase and sell futures contracts on stock indexes, debt securities, interest rate indexes and foreign currencies and options on these futures contracts.

.. Forward foreign currency exchange contracts .

.. Purchase securities on a when-issued or delayed delivery basis.

.. Equity swaps . The Portfolio may also lend its portfolio securities to brokers, dealers and other financial institutions to earn income.

.. Short sales against-the-box .

.. Repurchase agreements . The Portfolio may participate with certain other Portfolios of the Fund in a joint repurchase account under an order obtained from the SEC.

.. Equity and/or debt securities issued by Real Estate Investment
  Trusts (REITs) .


The Portfolio may invest up to 100% of its assets in money market instruments in response to adverse market conditions or when we are restructuring the Portfolio.
Investing heavily in money market securities limits our ability to achieve our investment objective, but can help to preserve the Portfolio's assets when the markets are unstable.

The Portfolio is co-managed by William Blair & Company
LLC, LSV Asset Management, Marsico Capital Management
LLC, T. Rowe Price Associates, Inc, Quantitative
Management Associates LLC ("QMA"), Prudential
Investment Management LLC ("PIM"), and Jennison
Associates LLC ("Jennison").

Each of QMA, Jennison and PIM may provide "Additional
Services" and/or "Management Services" to the Portfolio. Additional Services allow PI to: (i) receive investment advice, asset allocation advice, and research services from one or more of the Subadvisers with respect to the Portfolio. Management
Services allow PI to grant investment management authority for all or a portion of the Portfolio's assets to one or more of the Subadvisers


PSFSUP1



Although QMA, Jennison and PIM have been appointed to serve as subadvisers to the Portfolio, QMA presently provides only Additional Services to the Portfolio.
The Manager has no current plans or intention to utilize QMA to provide Management Services to the Portfolio. The Manager has no current intention to utilize Jennison or PIM to provide any Additional
Services to the Portfolio. Jennison and PIM provide
Management Services to the Portfolio.

Depending on future circumstances and other factors, however, the Manager, in its discretion, and subject to further approval by the Board, may in the future elect to utilize QMA, Jennison or PIM to provide
Additional Services and/or Management services to the Portfolio, as applicable.

6. The entries in the table under the heading Investment
Subadvisers referring to the SP Asset Allocation
Portfolios, Diversified Conservative Growth Portfolio, and
Global Portfolio are hereby deleted and replaced with the following:

INVESTMENT SUBADVISERS

PORTFOLIO                       SUBADVISER

Diversified Conservative        Jennison Associates LLC (Jennison)
Growth Portfolio                EARNEST Partners LLC
                                Pacific Investment Management Company,
                                  LLC (PIMCO)
                                RS Investment Management Co. LLC
                                Prudential Investment Management,
                                  Inc. (PIM)
                                Quantitative Management Associates
                                  LLC (QMA)

Global Portfolio                William Blair & Company LLC
                                LSV Asset Management
                                Marsico Capital Management, LLC
                                T Rowe Price Associates
                                Jennison
                                PIM
                                QMA

SP Aggressive Growth Asset      Prudential Investments LLC
Allocation Portfolio              (adviser)
                                Jennison
                                PIM
                                QMA

SP Growth Asset Allocation      Prudential Investments LLC
Portfolio                         (adviser)
                                Jennison
                                PIM
                                QMA

SP Balanced Asset Allocation    Prudential Investments LLC
Portfolio                         (adviser)
                                Jennison
                                PIM
                                QMA

SP Conservative Asset           Prudential Investments LLC
Allocation Portfolio              (adviser)
                                Jennison
                                PIM
                                QMA

II. The section of the Prospectus entitled "Fees And Expenses Of The Portfolios" is hereby revised by deleting footnote (2) to the table titled "Class I Shares: Annual Portfolio Operating Expenses" and substituting new footnote (2) as set forth below:

(2) Effective as of July 1, 2008, Prudential Investments
LLC has voluntarily agreed to waive a portion of their management fee and/or limit expenses (expressed as a percentage of average daily net assets) for certain
Portfolios of the Fund, as set forth in the table below.
These arrangements may be discontinued or otherwise modified at any time.

PORTFOLIO                 FEE WAIVER AND/OR EXPENSE LIMITATION

Government Income         Limit Portfolio expenses to 0.75%
Stock Index               Limit Portfolio expenses to 0.75%

III. The section of the Prospectus entitled "Fees And Expenses
Of The Portfolios" is hereby revised by deleting footnote (3) to the table entitled "Class II Shares: Annual Portfolio Operating
Expenses" in its entirety.


PSFSUP1